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                                                                     EXHIBIT 3.1

                            CERTIFICATE OF FORMATION

                                       OF

                              IASIS HEALTHCARE LLC

            1.    The name of the limited liability company is IASIS Healthcare
LLC.

            2. The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, Country of New Caste. The name of its registered agent at such address is The Corporation Trust Company.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of on this 11th day of May, 2004.

                                                    IASIS HEALTHCARE LLC

                                                    By: /s/ Karen H. Abbott
                                                        ------------------------
                                                        Name: Karen H. Abbott
                                                        Title: Authorized Person





                                                     State of Delaware
                                                     Secretary of State
                                                  Division of Corporations
                                                Delivered 05:42 PM 05/11/2004
                                                  FILED 05:42 PM 05/11/2004
                                                SRV 040344210 - 3801993 FILE